Exhibit 10.2.1
GLG PARTNERS, INC.
2007 LONG-TERM INCENTIVE PLAN
U.S. RESTRICTED STOCK AGREEMENT

To:	Alejandro San Miguel
Date:	November 5, 2007
          In accordance with a determination of the Compensation Committee of the Board of Directors of GLG Partners, Inc. (the “Company”) on November 2, 2007 (the “Grant Date”), 253,631 shares (“Restricted Stock”) of Common Stock of the Company have been granted to you as Restricted Stock pursuant to Sub-Plan A (the “Sub-Plan”) of the Company’s 2007 Long-Term Incentive Plan (the “Plan”). For purposes of this agreement (the “Restricted Stock Agreement”), your Restricted Stock grant consists of Group A Restricted Stock (105,263 shares), Group B Restricted Stock (74,184 shares) and Group C Restricted Stock (74,184 shares). Capitalized terms used in this Restricted Stock Agreement but not otherwise defined shall have the meanings assigned to such terms in the Plan or the Sub-Plan.
          The shares of Restricted Stock have been granted to you on the Grant Date upon the following terms and conditions:
1.	Definitions
(a)	“Acquisition Closing Date” means November 2, 2007.

(b)	“Cause” shall be deemed to exist if you at any time:
(i)	are guilty of gross misconduct, or commit a material breach of the Employment Agreement; or

(ii)	are in breach of regulatory requirements or internal compliance rules of the Company or its Subsidiaries that are applicable to you; or

(iii)	have your standing as an attorney who is a member of the bar of the State of New York suspended, disqualified, or otherwise terminated; or

(iv)	are investigated (which includes any informal or formal stage in any administrative, investigative, enforcement, adjudicative, disciplinary, or judicial investigation or proceeding, but excludes any such investigation or proceeding the subject of which is the Company or a Subsidiary and not you) by the Securities Exchange Commission in the United States, the Financial Services Authority in the United Kingdom, or another government agency or regulatory body in any relevant jurisdiction, in each case for a potential violation of insider trading rules, the Financial Services Authority’s Principles for Businesses, including, without limitation, Principle 1, or any similar rule governing the financial services business; provided that, if such investigation has been completed and results in a finding of no violation by you, then, to the extent that the Company or a Subsidiary has not yet exercised its right to terminate you with Cause as a result of such investigation, such investigation will no longer be grounds for the Company or a Subsidiary to terminate you with Cause; or

(v)	are guilty of gross negligence in connection with or affecting the business or affairs of the Company or its Subsidiaries for which you are required to perform duties; or

(vi)	are guilty of conduct that brings or is likely to bring you, the Company or any Subsidiary into disrepute; or

(vii)	are convicted of, or plead no contest to, a criminal offense other than a traffic-related offense for which a non-custodial penalty is imposed.
          Notwithstanding the foregoing, no action or inaction will be deemed to constitute “Cause” unless: (i) the Company gives reasonably detailed, written notice to you of the action or inaction alleged to constitute “Cause”; (ii) to the extent that such action or inaction can be cured, you are provided with thirty (30) days in which you may cure any such action or inaction that would otherwise constitute “Cause”; and (iii) you fail to cure such action or inaction during the thirty-day cure period, in which case your employment will be deemed to have terminated upon the expiration of such cure period unless the parties agree in writing to a different termination date.
          Notwithstanding anything in this Restricted Stock Agreement to the contrary, sub-clause (vi) of this paragraph 1(b) will only constitute “Cause” to the extent that your employment with the Company is terminated under sub-clause (vi) before the occurrence of a “Change of Control” (as defined in the Employment Agreement) and while Noam Gottesman serves as the Company’s Co-Chief Executive Officer or Chief Executive Officer. In all other circumstances, sub-clause (vi) will not be grounds to terminate your employment with the Company with Cause.
     (c) “Code” means the U.S. Internal Revenue Code of 1986, and any successor statute, as it or they may be amended from time to time.
     (d) “Disability” means any illness, injury, physical or mental disability or other incapacity which is certified and established by documented medical evidence reasonably satisfactory to the Compensation Committee of the Board of Directors as a result of which you shall fail to perform, after reasonable accommodation as required by law, the duties required of you by the Company or a Subsidiary during any six (6) consecutive months. In the event of a dispute as to whether you have a Disability, the Company may refer you to a licensed practicing physician of the Company’s choice, and you agree to submit to such tests and examinations as such physician shall deem appropriate. Notwithstanding the foregoing, the final determination that you have incurred a Disability will be made by the Company in its sole discretion.
     (e) “Employment Agreement” shall mean that certain employment agreement between you and the Company dated as of November 2, 2007.
     (f) “Good Reason” shall have the meaning given to such term in the Employment Agreement.

     (g) “Non-Stock Dividends” means any dividends or distributions on or in respect of Restricted Stock, whether in cash or otherwise, other than Stock Dividends.
     (h) “Stock Dividends” means any dividends or distributions on or in respect of Restricted Stock in the form of additional shares of Common Stock, other securities of the Company or securities of another entity.
     (i) “Termination of Service” means (i) your termination of your employment as an employee of the Company or a Subsidiary for any reason, (ii) your termination of your services as a consultant or service provider to the Company or Subsidiary for any reason, or (iii) the Company or Subsidiary terminating your employment or services; provided that (A) death, (B) Disability, (C) a transfer from the Company to a Subsidiary or affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Company to another, (D) a change in status from an Employee to a Limited Partner, or vice versa, or (E) a leave of absence, duly authorized in writing by the Company, shall not be deemed a Termination of Service.
2. Earning of Restricted Stock
          You shall be deemed to have earned the Restricted Stock subject to this Restricted Stock Agreement as follows:
     Group A Restricted Stock
•	25% on the first anniversary of the Grant Date;

•	25% on the second anniversary of the Grant Date;

•	25% on the third anniversary of the Grant Date; and

•	25% on the fourth anniversary of the Grant Date.
     Group B Restricted Stock
•	25% on the second anniversary of the Grant Date;

•	25% on the third anniversary of the Grant Date;

•	25% on the fourth anniversary of the Grant Date; and

•	25% on the fifth anniversary of the Grant Date.
     Group C Restricted Stock
•	25% on the third anniversary of the Grant Date;

•	25% on the fourth anniversary of the Grant Date;

•	25% on the fifth anniversary of the Grant Date; and

•	25% on the sixth anniversary of the Grant Date.
          Notwithstanding the foregoing, if one of the following events occurs earlier, then you shall be deemed to have earned 100% of the Restricted Stock subject to this Restricted Stock Agreement on the date of occurrence of such event: (a) your death or Disability; (b) Noam Gottesman no longer serving as Co-Chief Executive Officer or Chief Executive Officer of the Company, unless Noam Gottesman is no longer so serving due to his death or disability; or (c) the occurrence of a Change of Control (as defined in the Employment Agreement) and at any time thereafter the occurrence of Termination of Service either (i) because the Company has terminated your employment with the Company without Cause or (ii) by you for Good Reason. The accelerated earning of the Restricted Stock set forth in clause (c) of this paragraph is subject to the limitations and conditions set forth in Sections 8.7 and 8.9 of the Employment Agreement.
3. Retention of Certificates for Restricted Stock
          Certificates for the Restricted Stock and any Stock Dividends shall be delivered to and held by the Company, or shall be held in book-entry form subject to the Company’s instructions, until you shall have earned the Restricted Stock in accordance with the provisions of paragraph 2. To facilitate implementation of the provisions of this Restricted Stock Agreement, you undertake to sign and deposit with the Company’s Office of the Secretary (i) a Stock Transfer Power in the form of Attachment 1 hereto with respect to the Restricted Stock; (ii) a Dividend Order (with respect to Stock Dividends) in the form of Attachment 2 hereto; and (iii) such other documents appropriate to effectuate the purpose and intent of this Restricted Stock Agreement as the Company may reasonably request from time to time.
4. Non-Stock Dividends
          Non-Stock Dividends on the Restricted Stock held by you shall be paid to you as and when declared and paid by the Company, subject to applicable withholding. You shall not be entitled to any Dividend Equivalents in respect of Restricted Stock subject to this Restricted Stock Agreement.
5. Voting Rights
          Notwithstanding the retention by the Company of certificates (or the right to give instructions with respect to shares held in book-entry form) for the Restricted Stock and any Stock Dividends, you shall be entitled to vote the Restricted Stock and any Stock Dividends held by the Company in accordance with paragraph 3, unless and until such shares have been forfeited in accordance with paragraph 7.
6. Delivery of Earned Restricted Stock
          As promptly as practicable after you shall have been deemed to have earned the Restricted Stock in accordance with paragraph 2, the Company shall deliver to you (or in the event of your death, to your estate or any person who acquires your interest in the Restricted Stock by bequest or inheritance) the Restricted Stock earned, together with any Stock Dividends earned then held by the Company (or subject to its instructions).

7. Forfeiture of Unearned Restricted Stock and Stock Dividends
          Notwithstanding any other provision of this Restricted Stock Agreement, (a) if at any time it shall become impossible for you to earn any of the Restricted Stock in accordance with this Restricted Stock Agreement, or (b) unless determined otherwise by the Compensation Committee of the Board of Directors, in the event of a Termination of Service by the Company for Cause, all the Restricted Stock, together with any Stock Dividends relating to the unearned stock, then being held by the Company (or subject to its instructions) in accordance with paragraph 3 shall be forfeited, and you shall have no further rights of any kind or nature with respect thereto. Upon any such forfeiture, the Restricted Stock, together with any Stock Dividends relating to the unearned Restricted Stock, shall be transferred to the Company.
8. Accredited Investors; Investment Intent
          You represent and warrant that (a) you are an accredited investor as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and (b) you are acquiring the Restricted Stock pursuant to this Restricted Stock Agreement for your own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing or otherwise disposing of any of such shares in violation of the Securities Act.
9. Transferability
          Except as otherwise provided in the Sub-Plan, this grant is not transferable by you and the Restricted Stock, any Non-Stock Dividends and any Stock Dividends shall be deliverable, during your lifetime, only to you.
10. Withholding
          The Company shall have the right, in connection with the delivery of the Restricted Stock and any Non-Stock Dividends and Stock Dividends (and interest thereon) subject to this Restricted Stock Agreement, (i) to deduct from any payment otherwise due by the Company to you or any other person receiving delivery of the Restricted Stock and any Non-Stock Dividends and Stock Dividends (and interest thereon) an amount equal to the taxes required to be withheld by law with respect to such delivery, (ii) to require you or any other person receiving such delivery to pay to it an amount sufficient to provide for any such taxes so required to be withheld or (iii) to sell for fair market value such number of the Restricted Stock and any Stock Dividends as may be necessary so that the net proceeds of such sale shall be an amount sufficient to provide for any such taxes so required to be withheld. Notwithstanding the foregoing, in the event that you make an effective election pursuant to Section 83(b) of the Code with respect to the Restricted Stock or any Stock Dividends, the Company shall require you to deliver to the Company concurrently with such election, (1) a copy of the election, and (2) payment of the amount that is equal to the taxes required to be withheld pursuant to such election.

11. Securities Laws Requirements
          The Company shall not be obligated to transfer any Stock to you free of the restrictive legend in the form of Attachment 3 hereto or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time).
12. No Obligation to Register
          The Company shall be under no obligation to register the Restricted Stock or any Stock Dividends pursuant to the Securities Act or any other federal or state securities laws. The Company shall not be obligated to deliver any shares until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which are listed outstanding shares of the same class as that of the shares subject to this award and until there have been compliance with such laws and regulations as the Company may deem applicable.
13. Protections Against Violations of Agreement
          No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock by any holder thereof in violation of the provisions of this Restricted Stock Agreement will be valid, and the Company will not transfer any of said Restricted Stock on its books nor will any such Restricted Stock be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.
14. Failure to Enforce Not a Waiver
          The failure of the Company to enforce at any time any provision of this Restricted Stock Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
15. Survival of Terms
          This Restricted Stock Agreement shall apply to and bind you and the Company and your and its respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.
16. Counterparts
          This Restricted Stock Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

17. Severability
          Should any provision of this Restricted Stock Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Stock Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Restricted Stock Agreement. Moreover, if one or more of the provisions contained in this Restricted Stock Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
18. Acceptance
          You hereby acknowledge receipt of a copy of the Plan, the Sub-Plan and this Restricted Stock Agreement. You have read and understand the terms and provisions of the Plan, the Sub-Plan and this Restricted Stock Agreement, and accept the Restricted Stock subject to all the terms and conditions of the Plan, the Sub-Plan and this Restricted Stock Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Board of Directors upon any questions arising under this Restricted Stock Agreement. This Restricted Stock award can be accepted by signing your name in the space provided on the copy of this Restricted Stock Agreement enclosed herewith and causing it to be delivered to Alejandro San Miguel, General Counsel and Corporate Secretary of the Company, at 390 Park Avenue, 20th Floor, New York, NY 10022, on or before the 5th day after the date of this Restricted Stock Agreement (subject to any reasonable extension that the Company may provide), together with the attached Stock Power and Dividend Order. If the Company does not have your properly signed copy of this Restricted Stock Agreement, Stock Power and Dividend Order in hand before the close of business on the 5th day after the date of this Restricted Stock Agreement (subject to any reasonable extension that the Company may provide), then, anything in this Restricted Stock Agreement to the contrary notwithstanding, your right to receive the award will terminated and be of no effect.
19. Applicable Law
          This Restricted Stock Agreement and the Company’s obligation to deliver Restricted Stock and any Stock Dividends and Non-Stock Dividends (and interest thereon) hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware and the Federal law of the United States.

GLG PARTNERS, INC.

By:	/s/ Noam Gottesman

Name: Noam Gottesman
Title: Co-Chief Executive Officer

Accepted and agreed as of the date set forth above.

/s/ Alejandro San Miguel

Alejandro San Miguel

Address:	159 Woodland Road
Madison, NJ 07940

Social Security No: ###-##-####

Attachment 1
     STOCK TRANSFER POWER SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED, I, Alejandro San Miguel, hereby sell, assign and transfer unto GLG Partners, Inc. (GLG) (i) the                      shares (the Shares) of the Common Stock of GLG standing in my name on the books of GLG represented in book-entry form or by Certificate No.                      herewith, granted to me on November 2, 2007, as Restricted Stock under GLG’s 2007 Long-Term Incentive Plan, and (ii) any additional shares of GLG’s Common Stock, other securities issued by GLG or securities of another entity (Stock Dividends) distributed, paid or payable on or in respect of the Shares and Stock Dividends during the period the Shares and Stock Dividends are held by GLG pursuant to a certain Restricted Stock Agreement dated November 2, 2007 with respect to the Shares; and I do hereby irrevocably constitute and appoint                     , attorney with full power of substitution in the premises to transfer the Shares on the books of GLG.
Dated:                     , 2007

(Signature)

Attachment 2
Send To:
DIVIDEND ORDER
Date:
     Until this order shall be revoked in writing by the undersigned with the written consent of the Secretary or an Assistant Secretary of GLG Partners, Inc. (“GLG”), please comply with the following instructions:
1. All dividends or other distributions in the form of additional shares of Common Stock, other securities of GLG or securities of another company (“Stock Dividends”) paid or made on all shares of Restricted Stock of GLG awarded to the undersigned under the 2007 Restricted Stock Plan and all rights, notices and other communications (other than proxy statements and proxies) pertaining to the Restricted Stock are to be registered, payable and/or mailed as follows:

Alejandro San Miguel
c/o GLG Partners, Inc.
390 Park Avenue, 20th Floor
New York, NY 10022
Tax Identification No.:
     2. All proxy statements, proxies and related materials pertaining to the above account are to be mailed to the undersigned at the following address:

Alejandro San Miguel
[Address]
     3. All cash dividends pertaining to the Restricted Stock will be sent to the address set forth in paragraph 2 above, unless otherwise indicated below:

Address:

     THIS ORDER MUST BE SIGNED BY ALL REGISTERED OWNERS:

Name: Alejandro San Miguel

SIGNATURE(S) GUARANTEED:
GLG PARTNERS, INC.

By:

Name:
Title:

Attachment 3
Certificates of common stock of the Company shall have impressed on, printed on, written on or otherwise affixed to them the following legend:
     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER (THE “RESTRICTIONS”) AS SET FORTH IN THE GLG PARTNERS, INC. 2007 LONG-TERM INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND GLG PARTNERS, INC. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND AGREEMENT.
     THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS FOR SALE OR RESALE. THESE SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES UNTIL SO REGISTERED OR EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN THESE SHARES FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
Confirmations and account statements sent to holders of shares of common stock of the Company in book-entry form shall have impressed on, printed on, written on or otherwise affixed to them substantially the following legend:
     THE SHARES OF COMMON STOCK TO WHICH THIS STATEMENT RELATES ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER (THE “RESTRICTIONS”) AS SET FORTH IN THE GLG PARTNERS, INC. 2007 LONG-TERM INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND GLG PARTNERS, INC. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND AGREEMENT.
     THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED

WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS FOR SALE OR RESALE. THESE SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES UNTIL SO REGISTERED OR EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF AN INVESTMENT IN THESE SHARES FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.